EXHIBIT F

Writer’s Direct Dial: +1 212 225 2208

July 11, 2016

República Oriental del Uruguay

c/o Banco Central del Uruguay
C. Correo 1467
11100 Montevideo
Uruguay

Ladies and Gentlemen:

      We have acted as special New York counsel to the Ministry of Economy and Finance of República Oriental del Uruguay (the “Republic”) in connection with the preparation and filing by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of a registration statement filed on the date hereof (the “Registration Statement”) pursuant to which the Republic proposes to issue and sell from time to time up to US$1,147,928,958 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities. The Debt Securities are to be issued pursuant to (i) an indenture dated May 29, 2003 (the “2003 Indenture”) among the Republic, Banco Central del Uruguay, as financial agent of the Republic, and The Bank of New York Mellon (formerly, the Bank of New York), as trustee, filed as an exhibit to registration statement No.333-103739 and incorporated by reference in the Registration Statement, (ii) an indenture dated October 27, 2015 (the “2015 Indenture”) among the Republic and The Bank of New York Mellon, as trustee, filed by amendment to the annual report on Form 18-K for the year ended December 31, 2014 and incorporated by reference as an exhibit to the Registration Statement or (iii) pursuant to any other indenture that is filed as an exhibit to the Registration Statement (an “Other Indenture”).

In arriving at the opinions expressed below, we have reviewed the following documents.

(a) the Registration Statement;

(b) an executed copy of the 2003 Indenture; and

(c) an executed copy of the 2015 Indenture.

República Oriental del Uruguay, p. 2

In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) any Other Indenture has been duly authorized by the Republic and duly executed and delivered by the parties thereto, (ii) an Authorization, substantially in the form attached as an exhibit to either the 2003 Indenture or the 2015 Indenture (or any Other Indenture), establishing the terms of a series of the Debt Securities, has been duly authorized by the Republic and duly executed and delivered by the Republic in accordance with either the 2003 Indenture or the 2015 Indenture (or any Other Indenture), and (iii) the Debt Securities, in substantially the form set forth as an exhibit to either the 2003 Indenture or the 2015 Indenture (or any Other Indenture) and annexed to the Authorization, have been duly authorized by the Republic and duly executed and authenticated in accordance with either the 2003 Indenture or the 2015 Indenture (or any Other Indenture), and duly delivered and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to either the 2003 Indenture or the 2015 Indenture (or any Other Indenture) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York), (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to either the 2003 Indenture or the 2015 Indenture will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by law, and (d) any Other Indenture is similar in all material respects to the 2003 Indenture or the 2015 Indenture. In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in either the 2003 Indenture or the 2015 Indenture (or any Other Indenture) and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

República Oriental del Uruguay, p. 2

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on the date hereof and to the references to us under the heading “Validity of the Securities” in the prospectus included in the Registration Statement filed on the date hereof and in any prospectus supplement relating thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/S/ Andrés de la Cruz

Andrés de la Cruz, a Partner